EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-39457) and Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827, 333-43447, 333-52807, 333-52809, 333-39780, 333-105711 and 333-161976) of Ingram Micro Inc. of our report dated March 2, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report Form 10-K.

/s/  PricewaterhouseCoopers LLP

Orange County, California
Dated: March 2, 2010